                                                                   EXHIBIT 10.4

                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT (the "Agreement") by and between Medical Software Integrators, Inc., a Georgia corporation ("Company") and Kurt I. Lawrence ("Employee") is hereby entered this 26th day of February, 1998, but effective as of the 1st day of January, 1998 (the "Effective Date").

     WHEREAS, Company is engaged or shall be engaged primarily in the business (the "Business") of developing, marketing, selling, installing, licensing and servicing computer hardware and software to healthcare providers and specifically excluding the anesthesiology practice management business
             ---------
historically conducted prior to the date hereof by Physician's Equity Resources, Inc., a Georgia corporation (the "PER Business"), which PER Business Employee represents does not compete with the Business presently being conducted by Company;

     WHEREAS, pursuant to that certain Stock Purchase Agreement by and among InfoCure Corporation, a Delaware corporation ("InfoCure"), Kurt I. Lawrence, Karen A. Lawrence and Philip E. Warenik, dated February 26, 1998, but effective as of January 1, 1998 (the "Acquisition Agreement"), InfoCure has agreed to purchase all of the stock of Company (the "Acquisition");

     WHEREAS, Employee has been the President of Company and is associated in the view of its customers and employees with Company's success and the quality of its services;

     WHEREAS, Company has a reasonable, competitive business interest in protecting the value of the assets of Company which it is acquiring, including, without limitation, its goodwill, trade secrets and its customer identities;

     WHEREAS, it is a condition of closing of the Acquisition (as set forth in Section 2.4.A.(iv) of the Acquisition Agreement) that Employee enter into this Agreement; and

     WHEREAS, Employee desires to be employed by Company and Company desires to employ and assure itself of the continued services of Employee on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein and in the Acquisition Agreement and the performance of each, it is hereby agreed as follows:

     1.   Employment and Duties.
          ---------------------

          A. Company shall employ Employee as an executive during the term of his employment as set forth in this Agreement and Employee hereby accepts such employment. Employee shall report to the President of Company and shall have duties and responsibilities as set forth on Exhibit A and/or as may be assigned,
                                            ---------
from time to time, by the President and Board of Directors of Company (the "New Duties"), provided the New Duties are either reasonably consistent with the duties previously performed by Employee or consented to by Employee.

          B. Employee shall keep James K. Price, Executive Vice President, and/or the President of InfoCure timely advised of all significant developments and opportunities and shall timely consult with Mr. Price and/or the President of InfoCure on all significant policies and contracts. Employee's powers and duties are subject to the supervision and instructions of Mr. Price and/or the President of InfoCure.

          C. Employee shall use his best efforts to perform his duties in accordance with any applicable business plans and budgets and policies in effect.

          D. Employee agrees that he shall at all times faithfully and to the best of his ability and experience faithfully perform all of the duties that may be required of him pursuant to the terms of this Agreement. Employee shall devote his full business time to the performance of his obligations hereunder; provided, however, Employee shall be entitled to perform services four (4) hours per week (outside of normal working hours) which four (4) hours shall be substantially provided for Physician's Equity Resources, Inc., a Georgia corporation ("PER"), provided the performance of said services for PER do not materially interfere with the performance by Employee of his duties for Company.

     2.   Compensation.
          ------------

          A.   Base Salary.  During the twenty-four (24) month term of his
               -----------
employment (the "Term"), Company shall pay to Employee a base salary ("Base Salary") of One Hundred Ten Thousand and No/100 Dollars ($110,000.00) per year, payable in arrears in equal semi-monthly payments. In the event of a Disability, to the extent payments are received under an employer-sponsored disability program, the payments hereunder are to be reduced by an amount equal to such disability payments.

          B.   Incentive Bonus.  During the Term of this Agreement, in addition
               ---------------
to the Base Salary as provided in Section 2.A. above, Employee shall be eligible for annual incentive compensation (the "Incentive Bonus") pursuant to a program established by Company's Board of Directors in its sole and absolute discretion, from time to time, provided that the Goals (as defined below) of said program are met by Employee. The Incentive Bonus program and Employee's eligibility to earn an Incentive Bonus shall be reasonably comparable to other chief executive and operating officers of other affiliates of InfoCure. The Incentive Bonus program shall be based upon the achieving of certain revenue and/or profit goals and/or other goals (the "Goals") of Company and/or of the business unit of Company for which Employee performs duties. Upon the establishment of the program and Goals, the parties agree to enter into an agreement setting forth the Incentive Bonus program and Employee's eligibility to participate in said program, which agreement shall be attached hereto as Exhibit B and shall
                                                     ---------
constitute a part of this Agreement.

          C.   Employee Benefit Program.  Employee shall be eligible to
               ------------------------
participate in all employee benefit programs; including medical and hospitalization programs; employee stock option and bonus plans generally made available to employees of Employee's employment status; now or hereafter made available, subject to the terms and conditions of such programs, including eligibility. It is understood that Company reserves the right to modify and rescind any program or adopt new programs in its sole discretion. Company may, in its sole discretion, maintain key man life insurance on the life of Employee and designate Company as the beneficiary. Employee agrees to execute any documents necessary to effect such policy. Company shall use commercially reasonable efforts to provide Employee with medical and hospital coverage. The parties acknowledge that InfoCure intends to implement uniform employee benefits throughout InfoCure and its subsidiaries (including Company) at reasonable costs.

          D.   Business Allowance.  Employee shall be paid a business allowance
               ------------------
of Five Hundred and No/100 Dollars ($500.00) per month to cover expenses which are not accounted for and submitted to Company pursuant to Section 2.E. below. Employee acknowledges that this stipend shall be reported as additional compensation and taxable to Employee under applicable federal and state income tax laws.

          E.   Expenses.  In addition to the Business Allowance set forth in
               --------
Section 2.D. above, Employee shall be reimbursed for accountable expenses reasonably incurred by Employee in the performance of his duties hereunder which are submitted on expense reports in accordance with the policies of Company then in effect.

          F.  Vacation.  Employee shall accrue five (5) weeks of vacation during
              --------
each calendar year during the term of this Agreement. Vacation time shall be taken at such time as not to materially interfere with the Business of Company and must be pre-approved by Company. Vacation time may not be carried forward from one (1) calendar year to another.

          G.   Automobile Allowance.  Employee shall be entitled to receive an
               --------------------
automobile allowance of One Thousand and No/100 Dollars ($1,000.00) per month to cover Employee's automobile and related operating costs. The automobile allowance shall be payable semi-monthly.

     3.   Term.  The term of employment of Employee under this Agreement shall
          ----
be for a period of twenty-four (24) consecutive months (the "Term") commencing on the date hereof and ending on the second (2nd) anniversary thereof, subject to earlier termination as provided in Section 4. If the employment of Employee continues thereafter, absent a written agreement, the employment following the Term shall be at will and the provisions of this Agreement shall be of no force and effect with respect to any such subsequent period, except for the provisions of Sections 5. through 10. below.

     4.   Early Termination.
          -----------------

          A.   For Cause.
               ---------

               (i) Notwithstanding the foregoing, Company may terminate the employment of Employee "for cause" (as hereinafter defined) at any time upon written notice effective immediately. The term "for cause" shall mean (1) the continued failure by Employee substantially to perform his duties with Company in a reasonably professional manner other than due to a Total and Permanent Disability or death for a period of thirty (30) days after a written demand for substantial performance is delivered to Employee by the Board of Directors or President of Company, which demand identifies the manner in which the Board of Directors or President believes Employee has not substantially performed his duties; (2) the unauthorized dissemination of Confidential Information (as defined below) of Company or InfoCure or InfoCure's other subsidiaries; (3) the commission of a felony or any other crime involving moral turpitude or the pleading of nolo contendere to any such act; (4) the commission of any act of dishonesty when such act is intended to result or results, directly or indirectly, in gain or personal enrichment of Employee or any related person or affiliate of Employee or is intended to cause harm or damage to Company or InfoCure or any of InfoCure's other subsidiaries; (5) the illegal use of controlled substances; (6) the use of alcohol so as to have a material adverse effect on the performance of his duties; (7) the misappropriation or embezzlement of assets of Company or InfoCure or any of InfoCure's other subsidiaries; (8) the making of material disparaging remarks regarding Company or InfoCure or any of InfoCure's other subsidiaries or the products or services of any such person to suppliers and/or customers of Company, InfoCure or any of InfoCure's other subsidiaries or (9) the breach of any other material term or provision of this Agreement to be performed by Employee which has not been cured within thirty (30) days of receipt of written notice of such breach.

               (ii) Upon termination of Employee's employment for cause, Company shall have no further obligation to pay any compensation to Employee for periods after the effective date of the termination for cause, except for Base Salary which accrued as of the termination date. In addition, the right to exercise any vested stock option shall terminate on the thirtieth (30th) day following the effective date of the termination of employment for cause.

          B.   Termination Upon Death or Total and Permanent Disability.
               --------------------------------------------------------

               (i) The employment of Employee shall terminate upon his death or, ten (10) business days after written notice by Company of termination, upon or during the continuance of the Total and Permanent Disability (as hereinafter defined) of Employee.

               (ii) Upon termination by reason of death or during Employee's Total and Permanent Disability, Company shall have no further obligation to pay any compensation for periods after the effective date of such termination, except for Base Salary which accrued as of the termination date. The term "Total and Permanent Disability" means the suffering by Employee of a Disability for a period (whether or not continuous) in excess of ninety (90) days, unless extended in writing by Company. A Total and Permanent Disability shall be deemed to commence upon the expiration of such ninety (90) day period.

               (iii) For purposes hereof, the terms "Disabled" or "Disability" shall mean the suffering by Employee of a physical or mental condition resulting from bodily injury, disease, or mental disorder which renders Employee incapable of continuing substantially all of his or her usual and customary duties in an efficient manner as an employee of Employer, as determined by the Board of Directors. No Disability shall be deemed to exist until Employee shall be unable to perform such duties hereunder for seven (7) consecutive days, and after such Disability continues for seven (7) consecutive days, then the same shall be deemed to have existed from the first (1st) day of such Disability. At the end of any Disability (other than a Disability that results in a Total and Permanent Disability as defined below), Employee shall return to work, and this Agreement shall continue as though such Disability had not occurred.

     If Employee desires to return to work at the end of any Disability, but there is a dispute as to whether Employee is able to perform his or her duties hereunder or if there is a dispute as to whether Employee is Disabled or has suffered a Total and Permanent Disability, the issue shall be submitted to a Board of Arbiters consisting of three (3) persons: one (1) physician who specializes in the physical or mental condition which resulted in the Disability (hereinafter referred to as a "Specialist") shall be appointed on behalf of Employer by the Board of Directors of Employer (with Employee having no vote on this question); the second (2nd) Specialist shall be appointed by Employee and a third (3rd) Specialist shall be appointed by the two (2) Specialists so appointed. If a dispute remains following the completion of this procedure, the matter shall be determined as set forth in Section 16. below. If a majority of the Specialists determine that Employee is able to perform his or her duties hereunder on a full-time basis, Employee shall be permitted to return to work under the provisions hereof. Employee agrees to submit medical records requested and to submit to such examination and testing requested by such physician.

          C.   Termination by Company Without Cause.  In the event Company
               ------------------------------------
terminates the employment of the Employee, except for cause, prior to the expiration of term of this Agreement as set forth in Section 3. hereof, Company shall pay Employee, as its sole and exclusive liability hereunder, an amount equal to six (6) months of the Employee's then current monthly base salary. Payment shall be made within five (5) days of such termination.

     5.   Company Property.  All records, designs, patents, business plans,
          ----------------
financial statements, manuals, memoranda, lists and other property delivered to or compiled by Employee by or on behalf of Company or its representatives, vendors or customers which pertain to the Business of Company shall be and remain the property of Company, as the case may be, and be subject at all times to its discretion and control.

     6.   Confidential Information.
          ------------------------

          A. Company may disclose to Employee certain Confidential Information (defined below). Employee acknowledges and agrees that Company has a reasonable, competitive business interest in the Confidential Information and the Confidential Information is the sole and exclusive property of Company (or a third party providing such information to Company) and that Company or such third party owns all worldwide rights therein under patent, copyright, trade secret, confidential information, moral right or other property right. Employee acknowledges and agrees that the disclosure of the Confidential Information to Employee does not confer upon Employee any license, interest or rights of any kind in or to the Confidential Information. Employee may use the Confidential Information solely for the benefit of Company while Employee is employed by Company. Except in the performance of services for Company, Employee shall hold in confidence and not reproduce, distribute, transmit, reverse engineer, decompile, disassemble, or transfer, directly or indirectly, in any form, by any means, or for any purpose, the Confidential Information or any portion thereof. Employee agrees to return to Company, upon request by Company, the Confidential Information and all materials relating thereto.

          B. Employee acknowledges that his obligations with regard to the Confidential Information shall remain in effect while Employee is employed by Company and for a period of two (2) years thereafter.

     "Confidential Information" shall mean any confidential or proprietary information possessed by Company or InfoCure or relating to the Business of Company (but specifically excluding confidential or proprietary information related solely to the PER Business and which is not in any way related to the Owned Software, as defined in the Acquisition Agreement), including, without limitation, any confidential "know-how", trade secrets, customer lists, details of client or consultant contracts, current and anticipated customer requirements, pricing policies, price lists, market studies, business plans, operational methods, marketing plans or strategies, product development techniques or plans, computer software programs (including object code and source code), data and documentation, data base technologies, systems, structures and architectures, inventions and ideas, past, current and planned research and development, compilations, devices, methods, techniques, processes, financial information and data, business acquisition plans and new personnel acquisition plans; provided, however, that Employee shall not be restricted from disclosing or using Confidential Information that: (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure;
(ii) becomes available to Employee in a manner that is not in contravention of applicable law from a source that is not bound by a confidential relationship with either InfoCure or Company or by a confidentiality or other similar agreement; (iii) was known to Employee on a non-confidential basis and not in contravention of applicable law or a confidentiality or other similar agreement before its disclosure to Employee by Company, InfoCure or one of Company or InfoCure's principals or representatives or (iv) is required to be disclosed by law, court order or other legal process; provided, however, that in the event disclosure is required by law, Employee shall provide Company with prompt notice of such requirement so that Company may seek an appropriate protective order prior to any such required disclosure by Employee. Confidential Information may include, but not be limited to, future business plans, licensing strategies, advertising campaigns, information regarding customers, employees and independent contractors and the terms and conditions of this Agreement.

     7.   Non-Solicitation.
          ----------------

          A.   Customers.  During Employee's employment with Company and for a
               ---------
period of two (2) years thereafter (the "Restricted Period"), Employee shall not, on his own behalf or on behalf of any person, firm, partnership, association, corporation or business organization, entity or enterprise ("Other Entity"), solicit, contact, call upon, communicate with or attempt to communicate with any customer of Company, or any representative of any customer of Company, with a view to providing products and/or services in the Business provided that the restrictions set forth in this Section 7.A. shall apply only to customers of Company, or representatives of customers of Company, with which Employee had contact during the two (2) year period immediately preceding termination of his employment with Company (or shorter period if Employee has not then been engaged by Company for two (2) years).

          B.   Employees/Independent Contractors.  During the Restricted Period,
               ---------------------------------
Employee shall not, on his own behalf or on behalf of any Other Entity, recruit or hire, or attempt to recruit or hire, any employees or independent contractors of Company who were employed or engaged by Company, as the case may be, during the one (1) year period prior to the termination of his employment with Company (or shorter period if Employee has not then been engaged by Company for one (1) year).

     8.   Non-Competition.  During the Restricted Period, Employee shall not on
          ---------------
his own behalf or on behalf of any Other Entity, perform the duties and services Employee performs for Company for any Other Entity in the Business within a one hundred (100) mile radius of the following location, said location being the location at which Employee performs services for Company (the "Territory"):
3939 Roswell Road, N.E., Suite 300, Marietta, Georgia 30062.

     9.   Acknowledgment.  The parties hereto agree that:  (i) the Restricted
          --------------
Period and Territory contained in this Agreement are reasonably necessary for the protection of InfoCure and Company's legitimate business interests and that the Territory is the area in which Employee shall perform (or currently perform) services for Company; (ii) by having access to information concerning employees, independent contractors and customers of Company, Employee shall obtain a competitive advantage as to such parties; (iii) Employee's covenants and agreements contained in this Agreement are reasonably necessary to protect the interests of Company in whose favor said covenants and agreements are imposed in light of the nature of Company's Business and Employee's involvement in such Business; (iv) the restrictions imposed by this Agreement are not greater than are necessary for the protection of Company in light of the substantial harm that Company shall suffer should Employee breach any of the provisions of said covenants or agreements and (v) Employee's covenants and agreements contained in this Agreement form material consideration for this Agreement, the Acquisition Agreement and Employee's employment by Company.

     10.  Remedy for Breach.  Employee agrees that the remedies at law of
          -----------------
Company for any actual or threatened breach by Employee of the covenants contained in Sections 6. through 8. of this Agreement would be inadequate and that Company shall be entitled to specific performance of the covenants in such paragraphs, including entry of an ex parte, temporary restraining order in state or federal court, preliminary and permanent injunctive relief against activities in violation of such paragraphs, or both, or other appropriate judicial remedy, writ or order, in addition to any damages and legal expenses (including attorney's fees) which Company may be legally entitled to recover. Employee acknowledges and agrees that the covenants contained in Sections 6. through 8. of this Agreement shall be construed as agreements independent of any other provision of this or any other agreement between the parties hereto, and that the existence of any claim or cause of action by Employee against Company, whether predicated upon this or any other agreement, shall not constitute a defense to the enforcement by Company of said covenants.

     11.  No Prior Agreements.  Employee hereby represents and warrants to
          -------------------
Company that the execution of this Agreement by Employee and Employee's employment by Company and the performance of Employee's duties hereunder shall not violate or be a breach of any agreement with a former employer, client or any other person or entity.

     12.  Assignment; Binding Effect.  Employee understands that Employee has
          --------------------------
been selected for employment by Company on the basis of Employee's personal qualifications, experience and skills. Employee agrees, therefore, that Employee cannot assign all or any portion of Employee's performance under this Agreement. Subject to the preceding two (2) sentences and the express provisions of Section 13. below, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

     13.  Complete Agreement.  This Agreement is not a promise of future
          ------------------
employment. Employee has no oral representations, understandings or agreements with Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This Agreement hereby supersedes any other employment agreements or understandings, written or oral, between Company and Employee. This written Agreement is the final, complete and exclusive statement and expression of the agreement between Company and Employee and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of Company and Employee, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

     14.  Notice.  Whenever any notice is required hereunder, it shall be given
          ------
in writing addressed as follows:



     To Company:                Medical Software Integrators, Inc.
                                c/o InfoCure Corporation
                                1765 The Exchange
                                Suite 450
                                Atlanta, Georgia 30339
                                Attention:  Frederick L. Fine

     With a copy to:            Morris, Manning & Martin, L.L.P.
                                1600 Atlanta Financial Center
                                3343 Peachtree Road, N.E.
                                Atlanta, Georgia 30326
                                Attention:  Richard L. Haury, Jr., Esq.

     To Employee:               Kurt I. Lawrence
                                4660 Jefferson Township Lane
                                Marietta, Georgia 30066

     With a copy to:            Manko & Hogan
                                332 Lawrence Street, N.E.
                                Marietta, Georgia 30060
                                Attention:  J. Stephen Manko, Esq.
                                            James D. Hogan, Jr., Esq.

     Notice shall be deemed given and effective three (3) days after the deposit in the U.S. Mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this Section 14.

     15.  Severability; Headings.  If any portion of this Agreement is held
          ----------------------
invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. This Agreement shall be enforced separately and independently of any other agreement involving the parties hereto. The Section headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.


     16.  Arbitration.  Except as otherwise set forth in Sections 4.B.(iii) and
          -----------
6. through 10., any dispute, controversy or claim arising out of, relating to or in connection with, this Agreement, or the breach, termination or validity thereof shall be finally settled by arbitration conducted in accordance with this Section. The arbitration shall be conducted in accordance with the Rules of the American Arbitration Association (the "AAA") in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the parties. The seat of the arbitration shall be Atlanta, Georgia, and each party hereto irrevocably submits to the jurisdiction of the arbitration panel in Atlanta, Georgia. The arbitration shall be conducted by three (3) arbitrators. The party initiating arbitration (the "Claimant") shall identify its arbitrator within twenty (20) days of receipt of the request for arbitration (the "Request") and shall notify the Claimant of such appointment in writing. If the Respondent fails to identify an arbitrator within such twenty (20) day period, the arbitrator named in the Request shall decide the controversy or claim as the sole arbitrator. Otherwise, the two (2) arbitrators appointed by the parties shall appoint a third (3rd) arbitrator within twenty (20) days after the Respondent has notified Claimant of the appointment of the Respondent's arbitrator. When the third (3rd) arbitrator has accepted the appointment, the two (2) party-appointed arbitrators shall promptly notify the parties of the appointment. If the two (2) arbitrators appointed by the parties fail or are unable to so appoint a third (3rd) arbitrator, then the appointment of the third
(3rd) arbitrator shall be made by the AAA, which shall promptly notify the parties of the appointment. The third (3rd) arbitrator shall act as chair of the panel. The arbitration award shall be in writing and shall be final and binding on the parties. The award may include an award of costs, including reasonable attorneys' fees and disbursements. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for an ex parte temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this Section and without any abridgment of the powers of the arbitrators.

     17.  Governing Law.  This Agreement shall in all respects be construed
          -------------
according to the laws of the State of Georgia.

     18.  Counterparts.  This Agreement may be executed simultaneously in two
          ------------
(2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute, but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                              COMPANY:

                              Medical Software Integrators, Inc.



                              By:   /s/ James K. Price
                                 -----------------------------------------------
                                 Its:  Executive Vice President


                              EMPLOYEE:



                              /s/ Kurt I. Lawrence
                              --------------------------------------------------
                              Kurt I. Lawrence

                                   EXHIBIT A

                            TO EMPLOYMENT AGREEMENT

                              Duties of Executive
                              -------------------


OVERALL RESPONSIBILITY:
----------------------

                                   EXHIBIT B

                            TO EMPLOYMENT AGREEMENT

                                Incentive Bonus
                                ---------------


     The Incentive Bonus Program shall be attached hereto once completed by InfoCure and Company. However, the parties understand and agree that the Incentive Bonus shall be in the form of cash and shall not exceed Employee's Base Salary as set forth in Section 2.A. of this Employment Agreement.